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                                                                    EXHIBIT 99.1

ICU MEDICAL, INC.


              ICU MEDICAL, INC. TO ANNOUNCE RESULTS FOR THE FOURTH
                    QUARTER AND YEAR ENDED DECEMBER 31, 2005

JANUARY 24, 2006, SAN CLEMENTE, CALIFORNIA -- ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, will announce results for the fourth quarter and year ended December 31, 2005 on Monday, January 30, 2006 after the market close. The Company will also hold a conference call and webcast to discuss these results with additional comments and details. Participating in the call will be Dr. George A. Lopez, Chairman, President and Chief Executive Officer, and Francis J. O'Brien, Chief Financial Officer.

The conference call will begin at 1:30 p.m. Pacific (4:30 p.m. Eastern) on January 30, 2006. The earnings release will be broadcast live over the Internet hosted at the Investor Relations section of the Company's website at www.icumed.com. In addition, participants may call 866-578-5747, and international callers may call 617-213-8054, and enter passcode 98743808 to listen to the live broadcast. Certain information related to the earnings release will be provided on the Company's website at www.icumed.com during or within 48 hours of the conference call.

The webcast will be available from 3:00 p.m. Pacific on January 30, 2006 through 11:59 p.m. Pacific on April 30, 2006. A telephonic playback will be available from 6:30 p.m. Pacific on January 30, 2006, through 11:59 p.m. Pacific on April 30, 2006 by calling 888-286-8010 and international callers may call 617-801-6888. To access this playback, please enter pass code 91177792.


CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215